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                       CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT

                  We consent to the use in this Registration Statement of Pegasus Communications Corporation on Form S-4 of our report dated April 26, 1996, except for Note 9 as to which the date is October 8, 1996, on the DBS Operations of Harron Communications Corp. appearing in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

October 25, 1996